JONES VARGAS
                                ATTORNEYS AT LAW
                           3773 HOWARD HUGHES PARKWAY
                                THIRD FLOOR SOUTH
                            LAS VEGAS. NEVADA 89109

                                 June 20, 2006


Westside Energy Corporation
2100 West Loop South
Suite 900
Houston, Texas 77027

Re: Westside Energy Corporation - Registration Statement on Form SB-2 in respect of 6,182,972 Shares of Common Stock, par Value $0.01 per Share

Ladies and Gentlemen:

         We have acted as special Nevada counsel to Westside Energy Corporation, a Nevada corporation (the "Company"), in connection with the filing by the Company of a Registration Statement on Form SB-2 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), with respect to the offer and sale of up to 6,182,972 shares (the "Shares") of the Company's Common Stock, par value $0.01 per share:
(a) 3,682,972 of which may be offered for sale from time to time by certain stockholders of the Company identified in the Prospectus forming part of the Registration Statement; and (b) 2,500,000 of which have been reserved for issuance to up to 15 persons in connection with an acquisition (the "Reserved Shares"). All of the Shares are described in the Prospectus forming part of the Registration Statement.

         This opinion is being furnished in accordance with the requirements of
Item 601 of Regulation S-B under the Act.

         In our capacity as such counsel, we are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals (or copies certified or otherwise identified to our satisfaction as being true reproductions of originals) of such documents, corporate records and other instruments, and have obtained such certificates and other representations and assurances. as we have deemed necessary or appropriate for the purposes of this opinion.

         In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us originals, the legal capacity of natural persons executing such documents and

Westside Energy Corporation
June 20, 2006
Page 2

the authenticity and conformity to original documents of documents submitted to us as certified, photostatic, facsimile or electronically transmitted copies.

         Based upon the foregoing and the proceedings taken by the Company referred to above, we are of the opinion that the Shares have been duly authorized and are, or in the case of the Reserved Shares, upon issuance, delivery and payment therefor as contemplated in the Registration Statement, will be, validly issued, fully paid and nonassessable.

         Our opinion herein is limited to the effect on the subject transactions of the laws of the State of Nevada as in effect on the date hereof. We assume no responsibility regarding the applicability to such transactions, or the effect thereon, of the laws of any other jurisdiction.

         We consent to your filing this opinion as an exhibit to the Registration Statement and to any reference to our firm which may be contained in the Prospectus included therein.

Very truly yours,

/s/ Jones Vargas
JONES VARGAS